Exhibit 10.31

Share Exchange Agreement

between

Frangipani Trade Services, Inc.

and

Unique Logistics Holdings, Inc.

May 29, 2020

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this "**Agreement**"), dated as of May 29, 2020 (the "**Effective Date**") is entered into by and among Frangipani Trade Services, Inc., a New York Corporation ("**Frangipani**"), Sunandan Ray, an individual ("**Sunandan**", and together with Frangipani, the "**Seller**"), and Unique Logistics Holdings, Inc., a Delaware corporation with an address at 154-09 146th Avenue, Unit 3-B, Jamaica, NY 11434 ("**Buyer**", together with Seller the "**Parties**" and each a "**Party**").

RECITALS

WHEREAS, Seller owns (i) thirty five percent (35%) of the common stock (such 35% interest, the "**UL NY Common Stock**") of Unique Logistics International (USA) Inc., a New York corporation ("UL NY"); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the UL NY Common Stock, on and subject to the terms and conditions set forth herein (the "**Transaction**").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 In this Agreement the following words and expressions have the following meanings.

"Agreed Form"	means, in relation to any document, such document in the terms agreed between the parties to this Agreement and initialed by or on behalf of each of them for the purposes of identification;
"Business Days"	means a day on which banks are open for ordinary banking business in the USA (excluding Saturdays, Sundays and public holidays);
"Closing Date"	means the date set for Closing in accordance with Section 1.03.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined below), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title, and interest in and to the UL NY Common Stock, free and clear of, other than Permitted Liens (defined below), any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance (singly and collectively, "**Encumbrances**"), for the consideration specified in Section 1.02 below. For the avoidance of doubt, debts and other liabilities of UL NY and any security interests created thereunder in favor of the Seller shall not constitute Encumbrances for the purposes of this Agreement

to the extent such liabilities are to be assumed by the Buyer or its affiliates hereunder ("**Permitted Liens**"). Schedule 2.01 to this Agreement contains a full list of all Permitted Liens.

Section 2.02 Purchase Price. In consideration for the UL NY Common Stock, (i) Seller shall enter into the Employment Agreement (as defined in Section 2.03) with Buyer; and (ii) Buyer shall issue to Seller 7,199,000 shares of common stock of the Buyer.

Section 2.03 Employment Agreement. At Closing, Sunandan and Buyer shall enter into an Employment Agreement in the form annexed hereto as Exhibit A (the "**Employment Agreement**"), under which Sunandan will be employed by Buyer in the capacity of President and Chief Executive Officer with responsibilities consistent with the title and function of such office, including without limitation, those set forth in the by-laws of the Company

Section 2.04 Undisclosed Liabilities. Further to this Agreement, Seller shall provide Buyer with an internal management account of UL NY's financial status as January 31, 2020 which shall include January 31, 2020 balance sheet information (the "**Balance Sheet**"). In the event that UL NY is discovered to have liabilities as of January 31, 2020 which are not disclosed in the Balance Sheet (the "**Undisclosed Liabilities**") in an aggregate amount of at least $50,000, Buyer shall be entitled to promptly recover 20% of the amount of all Undisclosed Liabilities from Seller (the "**UL Payments**").

Section 2.05 Closing. The Closing shall take place following the execution of this Agreement at such place as may be agreed to by Seller and Buyer. The date on which the Closing shall take place shall hereafter be referred to as the "**Closing Date**".

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.01 Authority of Seller; Enforceability: Consent. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller and, assuming due authorization, execution, and delivery by Buyer, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has all requisite power, authority and capacity to enter into this Agreement and to perform her obligations hereunder and to consummate the transactions contemplated hereby. No approval or consent of any persons other than Seller is necessary to consummate the transactions contemplated hereby (or, if necessary, such approval or consent has been obtained by Seller or waived by the person required to approve or consent). To the knowledge of Seller, UL NY has not received notice that it is in violation of any applicable laws, ordinances or regulations affecting the operation of its business.

Section 3.02 No Conflicts. The execution, delivery, and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in any violation, breach, conflict with, or constitute a default under (i) the Shareholders' Agreement among Seller, Unique Logistic Holdings Limited, and UL NY dated November 1, 2010, as amended to date (the "**UL NY Shareholders' Agreement**") (ii) any other contract or agreement to which Seller is a party or by which it is bound; (iii) any law applicable to Seller or any judgement, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding on Seller, or (iv) the organizational documents of UL NY; or (b) result in the creation or imposition of any Encumbrances on the UL NY Common Stock.

Section 3.03 Legal Proceedings. There is no claim, action, suit, proceeding, or governmental investigation (collectively, "**Action**") of any nature pending or threatened against or by Seller (a)

relating to or affecting the UL NY Common Stock, or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.04 Ownership of UL NY Common Stock.

(a) Seller is the sole legal, beneficial, record and equitable owner of the UL NY Common Stock free and clear of all Encumbrances.

(b) Other than as set forth in the organizational documents of UL NY, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of the UL NY Common Stock.

Section 3.05 UL NY Charter Documents. Attached hereto as Exhibit B are copies of the UL NY Certificate of Incorporation and By-Laws, as amended to date.

Section 3.06 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.07 Taxes; Tax Matters. To Seller's knowledge:

(a) There is no material dispute or claim concerning any tax liability of UL NY either (i) claimed or raised by any authority in writing or (ii) as to which Seller and or the directors and officers UL NY, has knowledge based upon personal contact with any agent of such authority.

(b) UL NY is not a party to any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Internal Revenue Code § 280G (or any corresponding provision of state, local, or non-U.S. tax law) or (ii) any amount that will not be fully deductible as a result of Internal Revenue Code § 162(m) (or any corresponding provision of state, local, or non-U.S. tax law). UL NY is not a party to or bound by any tax allocation or sharing agreement.

(c) UL NY, (i) has not been a member of an affiliated group filing a consolidated federal income tax return or (ii) does not have any liability for the taxes of any person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract or otherwise.

(d) UL NY will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

i. change in method of accounting for a taxable period ending on or prior to the Closing Date;

ii. use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

iii. "closing agreement" as described in Internal Revenue Code § 7121 (or any corresponding or similar provision of state, local, or non-U.S. income tax law) executed on or prior to the Closing Date;

iv. intercompany transactions of any excess loss account described in Treasury Regulations under Internal Revenue Code § 1502 (or any corresponding or similar provision of state, local, or non-U.S. income tax law);

v. installment sale or open transaction disposition made on or prior to the Closing Date;

vi. prepaid amount received on or prior to the Closing Date; or

vii. election under Internal Revenue Code § 108(i).

(e) Within the past three years, UL NY has not distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Internal Revenue Code § 355 or § 361.

(f) UL NY is not or has been a party to any "listed transaction," as defined in Internal Revenue Code § 6707A(c)(2) and Treasury Regulation § 1.6011-4(b)(2).

Section 3.08 Organization and Qualification. UL NY is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its assets and to carry on its business as currently conducted. UL NY is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to have a material adverse effect on UL NY's results of operations, assets, business, prospects or condition (financial or otherwise) .

Section 3.09 Title to Assets. UL NY has good and marketable title to all personal property owned by it that is material to its business, in each case free and clear of all Encumbrances, except for Encumbrances arising from the ordinary course of business (such as a security given to third party lenders over accounts receivables or assets of UL NY) or that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property.

Section 3.10 Due Diligence. All Transaction Information (as defined in Section 5.01) provided by Seller to Buyer is true, correct and complete originals or copies of the documents, agreements, financials, and other materials purported to be provided or to which access has been given. To Seller's knowledge, none of the Transaction Information heretofore furnished by Seller to the Buyer contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of circumstances under which they are made, not misleading.

Section 3.11 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller. All of the representations and warranties of Seller are and will be true on the date of this Agreement and the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.01 Authority of Buyer; Enforceability. This Agreement and the documents to be

delivered hereunder have been duly executed and delivered by Buyer and, assuming due authorization, execution, and delivery by Seller, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

Section 4.02 No Conflicts; Consents. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.04 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to or serve as a basis for any such Action.

Section 4.05 Investment Purpose. Buyer is acquiring the UL NY Common Stock for its own account for investment purposes and without a view towards, or for resale in connection with, any distribution thereof. Buyer has sufficient knowledge and experience in transactions of this type and is capable of evaluating the risks and merits of acquiring the UL NY Common Stock.

Section 4.06 Due Diligence. All Transaction Information provided by Buyer to Seller is true, correct and complete originals or copies of the documents, agreements, financials, and other materials purported to be provided or to which access has been given. To Buyer's knowledge, none of the Transaction Information heretofore furnished by Buyer to the Seller contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of circumstances under which they are made, not misleading.

Section 4.07 No Other Representations or Warranties. Except for the representations and warranties made in this Article IV, neither Buyer nor any agent of Buyer has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer. All of the representations and warranties of Buyer are and will be true on the date of this Agreement and the Closing Date.

ARTICLE V
DUE DILIGENCE, CONDITIONS PRECEDENT TO CLOSING

Section 5.01 **Due Diligence; Confidentiality**. Each Party and its representatives, officers, employees and advisors, including accountants and legal advisors, as applicable, will provide the other Party and its representatives, officers, employees and advisors, including accountants and legal advisors, as applicable, with all information, books, records and property (collectively, "**Transaction Information**") that such other Party reasonably considers necessary or appropriate in connection with its due diligence inquiry. Each Party will use its commercially reasonable best efforts to maintain the confidentiality of the Transaction Information, unless all or part of the Transaction Information is required to be disclosed by applicable law or to the extent that such disclosure is ordered by a court of competent jurisdiction. For the avoidance of doubt, the Parties agree and acknowledge that the

confidentiality obligations hereunder shall survive the expiration or termination of this Agreement for any reason, remaining in full force and effect, and that the terms and conditions of this Agreement shall not in any way result in the reduction or limitation of any damages arising out of any breach of such confidentiality obligations.

Section 5.02 Conditions. Closing is conditioned on the following conditions having been satisfied on or before the Closing Date (the "**Conditions**"):

(a) Satisfaction by each Party of the results of their respective legal, financial, and operational due diligence.

(b) No court or governmental or regulatory authority having enacted or issued any statute, rule, regulation, judgment, injunction or other order which prohibits the consummation of, or materially adversely affects the anticipated benefits from, the transactions contemplated in this Agreement by the Closing.

(c) Each Party having obtained all consents and approvals needed with respect to this Agreement.

(d) UL NY having been operated in the ordinary course consistent with past practices.

(e) Delivery of all Closing Deliverables pursuant to Article VI hereof.

ARTICLE VI
CLOSING DELIVERABLES

Section 6.01 Seller's Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) The UL NY Common Stock.

(b) Seller executed copy of the Employment Agreement.

Section 6.02 Buyer's Deliverables. At the Closing, Buyer shall deliver the following to Seller:

(a) Buyer executed copy of the Employment Agreement.

(b) Buyer's board approval of this Agreement and the transactions contemplated hereby.

(c) A certificate representing 7,199,000 shares of common stock of Buyer.

ARTICLE VII

TAX MATTERS

Section 7.01 Tax Advice.

(a) Seller represents and warrants that it has obtained from its own advisors and representatives, advice regarding the tax consequences to Seller from this Agreement. Seller further represents

and warrants that it has not relied on Buyer or Buyer's advisors and representatives for such advice.

(b) Buyer represents and warrants that it has obtained from its own advisors and representatives, advice regarding the tax consequences to Buyer from this Agreement. Buyer further represents and warrants that it has not relied on Seller or Seller's advisors or representatives for such advice.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnification. Subject to the other terms and conditions of this **Article VIII**, Buyer shall indemnify, protect and defend Seller, his affiliates and their respective officers, directors, employees, managers, members, stockholders, agents, partners and representatives and Seller shall indemnify, protect and defend Buyer, its affiliates and their respective officers, directors, employees, managers, members, stockholders, agents, partners and representatives (the party entitled to indemnification being hereafter referred to as the "**Indemnified Party**" and the party required to indemnify the other being hereafter referred to as the "**Indemnifying Party**") against, and shall hold the Indemnified Party harmless from and against, and shall pay and reimburse for, any and all damages, losses, liabilities and expenses incurred or sustained by, or imposed upon, the Indemnified Party based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer or Seller, as applicable, contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Indemnifying Party pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Seller, as applicable, pursuant to this Agreement; or

(c) any legal proceedings, tax assessments or other circumstances to which a party may become subject based upon the actions of the other party prior to the Closing.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Without limiting the generality of the foregoing, Buyer and Seller shall pay their own fees and expenses and those of its respective agents, advisors, attorneys and accountants with respect to carrying out due diligence, negotiating this Agreement and related documents, and the Closing.

Section 9.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments,

conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 9.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

If to Seller:

Frangipani Trade Services, Inc.
320 Southdown Road
Lloyd Harbor, NY 11743
Email: sunandanray@msn.com
Facsimile: 1-877 7893251

If to Buyer:

Unique Logistics Holdings, Inc.
154-09 146th Avenue, 3-B
Jamaica, NY 11434
Attention:
Email:
Facsimile:

Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the Exhibits, the terms and provisions in the body of this Agreement shall control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party

of any of its obligations hereunder. Notwithstanding anything to the contrary herein, Seller shall have the right to assign this Agreement and all or any of its rights or obligations under this Agreement to an affiliate for tax purposes, and the Buyer hereby consents to such assignment.

Section 9.08 No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity (including any governmental authority) any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 9.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule.

Section 9.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. There shall be three arbitrators. The location of the arbitration shall be New York.

Section 9.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (a) agrees that it shall not oppose the granting of such specific performance or relief and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.15 Survival of Representations. The Buyer and Seller agree and covenant that all of the representations and warranties in this Agreement shall survive the Closing or termination of this Agreement for a period of two years.

[*signature page follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

FRANGIPANI TRADE SERVICES, INC.

By: ______________________

Sunandan Ray

Chief Executive Officer

UNIQUE LOGISTICS HOLDINGS, INC.

By: ______________________

Sunandan Ray

Chief Executive Officer

SCHEDULE 2.01

Permitted Liens

(a) the HSBC's lien

____

EXHIBIT A

Employment Agreement

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is made and entered into as of May 29, 2020, by and between **Unique Logistics Holdings, Inc.,** (the "Company"), a Corporation organized and existing under the laws of the State of Delaware (the "Company"), and Sunandan Ray ("Executive").

RECITALS

A. Employee is knowledgeable with respect to the business of the Company, including the business to be engaged in by the Company following the Company's acquisition of those certain entities of Unique Logistics Holdings Limited, Hong Kong.

B. Company desires to offer employment to Employee and Employee desires to be employed by Company.

C. Company and Employee agree to enter into an Employment Agreement providing for the term set forth in Section 3 below, with automatic annual one-year renewals thereafter on the terms and conditions herein provided.

In consideration of the mutual promises set forth in this Agreement the parties hereto agree as follows:

ARTICLE I

Term of Employment

1.01 Subject to the provisions of Article V, and upon the terms and subject to the conditions set forth herein, the Company will continue to employ Executive for the period beginning, May 29, 2020 (the "Commencement Date") and ending on December 31, 2022, (the "Initial Term"). The Initial Term shall be automatically renewed for successive consecutive one (1) year periods (each, a "Renewal Term" and the Initial Term and Renewal Term are collectively referred to as the "term of employment") thereafter unless either party sends notice to the other party, not more than 270 days and not less than 180 days before the end of the then-existing term of employment, of such party's desire to terminate the Agreement at the end of the then-existing term, in which case this Agreement will terminate at the end of the then-existing term. Executive will serve the Company during the term of employment.

ARTICLE II

Duties

2.01 (a) During the term of employment, Executive will:

(i) Promote the interests, within the scope of his duties, of the Company and devote his full working time and efforts to the Company's business and affairs;

(ii) Serve as the President/ Chief Executive Officer of the Company; and

(iii) Perform the duties and services consistent with the title and function of such office, including without limitation, those set forth in the by-laws of the Company.

(b) Executive shall serve at the Company's principal headquarters located in its current offices or those within a twenty (20) mile radius as determined by the Company's Board of Directors.

(c) Notwithstanding anything contained in clause 2.01(a)(i) above to the contrary, nothing contained herein or under law shall be construed as preventing Executive from (i) investing Executive's personal assets in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; (ii) engaging (whether or not during

normal business hours) in any other professional, civic, or philanthropic activities provided that Executive's engagement does not result in a violation of his covenants under this Section or Article VI hereof; or (iii) accepting appointments to the boards of directors of other companies provided that the Board of Directors of the Company reasonably approves of such appointments and Executive's performance of his duties on such boards does not result in a violation of his covenants under this Section or Article VI hereof.

ARTICLE III

Base Compensation

3.01 The Company will compensate Executive for the duties performed by him hereunder by payment of a base salary at the rate of $250,000 per annum (the "Base"), payable in equal semimonthly installments, subject to customary withholding for federal, state, and local taxes and other normal and customary withholding items. The Base will be increased on January 1 of each year by three percent (3.0%) per annum (which figure shall act as a surrogate for the service cost of living increases) over the then-existing Base.

3.02 Reserved.

3.03 Cash Bonus. In addition to the Base, the Company shall pay to the Executive a bonus determined by the relationship between the Company's annual performance and an annual target performance set each year by mutual agreement between the Company and the Executive as follows:

Target: EBITDA per calendar year.
2020 (pro-rated in case of part year): $ 1.5 million
2021: $ 2.0 million
2022: $ 2.5 million

% of Target	>150%	149-120%	119-100%	99-80%	79-60%	Under 60%
% of Annual Base Salary	125%	100%	75%	60%	30%	0%

3.04 Stock Bonus. At the discretion of the Company's Board of Directors, the Executive will also be eligible for periodic stock incentive bonuses.

ARTICLE IV

Reimbursement and Employment Benefits

4.01 Health and Other Medical. Executive shall be eligible to participate in all health, medical, dental, and life insurance employee benefits as are available from time to time to other key executive employees (and their families) of the Company, including a Life Insurance Plan, Medical and Dental Insurance Plan, and a Long Term Disability Plan (the "Plans"), the terms of which are set forth on Schedule 4.01. The Company shall pay all premiums with respect to such Plans. To the extent that such reimbursement is deemed to be includable in Executive's gross income, the Company shall pay to the Executive the Tax Effect (as defined herein) of such sum (e.g., if the reimbursement is $1000.00, then the Company would pay to the Executive the sum of $666.67, which is $1000 divided by the Tax Effect (assuming a 40% rate), and subtracting the amount reimbursed). "Tax Effect" shall mean the quotient of the amount reimbursed divided by 0.54.

4.02 Vacation. Executive shall be entitled to five weeks of vacation and ten personal days per year, to be taken in such amounts and at such times as shall be mutually convenient for Executive and the Company. Any time not taken by Executive in one year shall be carried forward to subsequent years. If all such vacation and personal time to which Executive is entitled is not taken by Executive before the termination of this Agreement, Executive shall be entitled to be reimbursed upon termination (for any reason) for such lost time in accordance with the Base then in effect.

4.03 Performance-Enhancing Items. Executive shall be entitled to receive from the Company (a) an annual car allowance up to $18,000 per annum, and (b) reimbursement by the Company for home office expenses including without limitation the purchase and maintenance of a home computer with linkup facilities to the Company, a home facsimile, printer and scanner, interconnection of two telephone or cable connections to the Internet, laptop computer, portable mobile phone, together with any charges for the use thereof. To the extent that any and all such reimbursements or payments by the Company are includable in Executive's gross income, then the Company shall, on or before June 1 of the year after the payment is made, pay the Tax Effect thereof to the Executive.

4.04 Reimbursable Expenses. The Company shall in accordance with its standard policies in effect from time to time reimburse Executive for all reasonable out of pocket expenses actually incurred by him in the conduct of the business of the Company including business class air travel for flights of 4 hours or more, quality hotels and rental cars, entertainment and similar executive expenditures provided that Executive submits all substantiation of such expenses to the Company on a timely basis in accordance with such standard policies.

4.05 Savings Plan. Executive will be eligible to enroll and participate, and be immediately vested in, all Company savings and retirement plans, including any 401(k) plans. To the extent permissible by law, the Company shall match in cash fifty percent (50%) of all of Executive's contributions to such plan or plans. To the extent that any and all such reimbursements or payments by the Company are includable in Executive's gross income, then the Company shall, on or before June 1 of the year after the payment is made, pay the Tax Effect thereof to the Executive.

4.06 Life Insurance. The Company shall pay all premiums for Executive to receive on his life (a) term life insurance premiums paid by Executive on his own life, provided that the life insurance proceeds do not exceed 250% of Executive's previous year's Base and Bonus and (b) split dollar life insurance in the face amount of $1,000,000, it being understood that Executive may designate the beneficiary (or beneficiaries) of such policies. To the extent that any and all such reimbursements or payments by the Company are includable in Executive's gross income, then the Company shall, on or before June 1 of the year after the payment is made, pay the Tax Effect thereof to the Executive.

4.07 Directors and Officers Liability Insurance. The Company will provide liability insurance coverage protecting Executive and his estate, to the extent permitted by law against suits by fellow employees, shareholders and third parties and criminal and regulatory investigations arising out of any alleged act or omission occurring with the course and scope of Executive's employment with the Company. Such insurance will be in an amount not less than two million dollars.

4.08 Financial Planning. The Company shall reimburse Executive for all legal, and accounting costs, fees, and expenses incurred each year by Executive in connection with (a) income tax preparation and (b) estate planning, provided that the aggregate annual expenses to be reimbursed shall not exceed Ten Thousand Dollars ($10,000.00). To the extent that any and all such reimbursements or payments by the Company are includable in Executive's gross income, then the Company shall, on or before June 1 of the year after the payment is made, pay the Tax Effect thereof to the Executive.

4.09. Disability Insurance. The Company shall pay all premiums for Executive's disability insurance. The premiums for the disability insurance shall be paid by the Company. To the extent that any and all such reimbursements or payments by the Company are includable in Executive's gross income, then the Company shall, on or before June 1 of the year after the payment is made, pay the Tax Effect thereof to the Executive.

ARTICLE V

Termination

5.01 This Agreement may be terminated upon the first to occur of the following (a) the Company's termination pursuant to section 5.02, (b) the Executive's termination pursuant to section 5.03 or (c) the Executive's death.

5.02 By the Company. This Agreement may be terminated by the Company upon written notice to the Executive upon the first to occur of the following:

(a) Disability. Upon the Executive's Disability (as defined herein). Disability" shall mean Executive's inability to perform his duties as an employee despite all reasonable accommodations having been provided due to a medically determinable physical illness or injury. In the event the Company believes the Executive suffers from Disability, then the Company shall provide the opinions of two (2) board certified physicians, each certified in a specialty relevant to the disability and shall provide such opinions to the Executive or his representative at least 90 days prior to sending notice of termination based upon Disability.

(b) Cause. Upon the Executive's commission of Cause (as defined herein). The term "Cause" shall mean the following:

(i) Any ongoing and willful violation by Executive of any material provision of this Agreement (including without limitation Sections 6.01 and 6.02 hereof) causing demonstrable and serious injury to the Company, upon written notice of the same by the Company describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5.02(b)(i), which breach, if capable of being cured, has not been cured within sixty (60) days after such notice or such longer period of time if Executive proceeds with due diligence not later than ten (10) days after such notice to cure such breach.

(ii) Embezzlement by Executive of funds or property of the Company;

(iii) Fraud or willful misconduct on the part of Executive in the performance of his duties as an employee of the Company causing demonstrable and serious injury to the Company, provided that the Company has given written notice of such breach which notice describes in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5.02(b)(iii), and which breach, if capable of being cured, has not been cured within sixty (60) days after such notice or such longer period of time if Executive proceeds with due diligence not later than ten (10) days after such notice to cure such breach; or

(iv) A felony conviction of Executive under the laws of the United States or any state (except for any conviction based on a vicarious liability theory and not the actual conduct of the Executive) that relates to the Executive's duties or responsibilities in connection with this Employment Agreement .

Upon a termination for Cause, the Company shall pay Executive his Base and benefits including vacation pay through the date of termination of employment; but Executive shall not receive severance under this Agreement upon termination for Cause.

5.03 By the Executive. This Agreement may be terminated by the Executive upon written notice to the Company upon the first to occur of the following:

(a) Change in Control. Upon the occurrence of a "Change in Control" (as defined herein) of the Company. The term "Change in Control" shall mean any of the following: (i) a replacement of more than one half of the Board of Directors of the Company, (ii) a sale of more than one half of the voting securities of the Company (or the entity ultimately owning or controlling such Company) or the sale or exchange of all or substantially all of the assets of either such Company, (iii) a merger or consolidation involving either such entity where the entity is not the survivor in such merger or consolidation (or the entity ultimately owning or controlling such entity), (iv) a liquidation, winding up, or dissolution of either such entity or (v) an assignment for the benefit of creditors, foreclosure sale, voluntary filing of a petition under the Bankruptcy Reform Act of 1978, or an involuntary filing under such act which filing is not stayed or dismissed within 45 days of filing.

(b) Constructive Termination. Upon the occurrence of a "Constructive Termination" (as defined herein) by the Company. The term "Constructive Termination" shall mean any of the following:

(i) Any breach by the Company of any material provision of this Agreement, including, without limitation, the assignment to the Executive of duties inconsistent with his position specified in Section 2.01 hereof or any

breach by the Company of such Section, which is not cured within 60 days after written notice of same by Executive, describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5.03;

(ii) A substantial and continued reduction in the level of support, services, staff, secretarial resources, office space, and accoutrements below that which is reasonably necessary for the performance of Executive's duties hereunder, consistent with that of other key executive employees.

5.04 Consequences of Termination. Upon any termination of Executive's employment with the Company, except for a termination for Cause, the Executive shall be entitled to (a) a payment equal to the greater of (i) two years' worth of the then-existing Base and the last year's Bonus (the "Severance") and (b) retain the benefits set forth in Article IV for the balance of the term. If the Severance is equal to the amount set forth in clause (ii), the Company shall also pay to Executive in a timely fashion any excise and other penalties and taxes as a result of section 280G of the Internal Revenue Code of 1986 as amended (or such replacement or successor provision and applicable state law counterpart). The Severance shall be paid, at Executive's option, either (x) in a lump sum upon termination with such payments discounted by the U.S. Treasury rate most closely comparable to the applicable time period left in the Agreement or (y) as and when normal payroll payments are made (except in the case of the Bonus which shall be payable in a lump sum between January 1 and January 10 of each year).

ARTICLE VI

Covenants

6.01 Executive shall treat as confidential and keep secret designated confidential information of the Company and shall not at any time during the term of employment, without the prior written consent of the Company, divulge, furnish, or make known or accessible to, or use for the benefit of, anyone other than the Company and its subsidiaries and affiliates any confidential information obtained by him in the course of his employment hereunder. *provided, however,* that confidential information of the Company shall not include any information known or available generally to the public (other than as a result of unauthorized disclosure by Executive) or any non-proprietary information.

6.02 All records, papers, and documents kept or made by Executive relating to the business of the Company or its subsidiaries or affiliates or their clients shall be and remain the property of the Company.

6.03 Following the termination of Executive's employment hereunder for any reason except for those set forth in section 5.03 in which event this section is inapplicable, Executive shall not for a period of twelve (12) months from such termination, solicit any employee of the Company to leave such employ to enter the employ of Executive or of any person, firm, or Company with which Executive is then associated (except solicitation by general means such as newspapers).

6.04 If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope, or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.

6.05 Executive acknowledges that any breach by him of the provisions of this Article VI of this Agreement might cause irreparable harm to the Company and that a remedy at law for any breach or attempted breach of Article VI of this Agreement might be inadequate, and agrees that, notwithstanding Article VIII hereof, the Company may seek available remedies, including specific performance and injunctive and other equitable relief, in the case of any such breach or attempted breach.

6.06 The Company represents and warrants that this Agreement has been duly authorized, executed, and delivered on behalf of the Company and that this Agreement represents the legal, valid, and binding obligation of the Company and does not conflict with any other agreement binding on the Company.

ARTICLE VII

Assignment

7.01 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company without relieving the Company of its obligations hereunder. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.

ARTICLE VIII

Entire Agreement

8.01 This Agreement constitutes the entire understanding between the Company and Executive concerning his employment by the Company or subsidiaries and supersedes any and all previous agreements between Executive and the Company or any of its affiliates or subsidiaries concerning such employment, including, without limitation, the Original Employment Agreement. Each party hereto shall pay its own costs and expenses (including legal fees) except as otherwise expressly provided herein incurred in connection with the preparation, negotiation, and execution of this Agreement. This Agreement may not be changed orally, but only in a written instrument signed by both parties hereto.

ARTICLE IX

Applicable Law. Miscellaneous

9.01 This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions brought to interpret or enforce this Agreement shall be brought in courts located in New York County.

9.02 The Company shall indemnify and hold harmless Executive to the full extent authorized or permitted by law with respect to any claim, liability, action, or proceeding instituted or threatened against or incurred by Executive or his legal representatives and arising in connection with Executive's conduct or position at any time as a director, officer, employee, or agent of the Company or any subsidiary thereof. The Company shall not change, modify, alter, or in any way limit the existing indemnification and reimbursement provisions relating to and for the benefit of its directors and officers without the prior written consent of the Executive, including any modification or limitation of any directors and officers liability insurance policy.

9.03 No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a continuing waiver or a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party hereto which are not set forth expressly in this Agreement.

9.04 The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.05 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

9.06 The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

UNIQUE LOGISTICS HOLDINGS, INC.

By:______________________________

Name: Sunandan Ray
Title: Chief Executive Agreement

Executive:

Sunandan Ray

EXHIBIT B

UL NY Charter Documents

State of California
Secretary of State

CERTIFICATE OF STATUS

ENTITY NAME: UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC

REGISTERED IN CALIFORNIA AS: UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC

FILE NUMBER:	201215210282
REGISTRATION DATE:	04/23/2012
TYPE:	FOREIGN LIMITED LIABILITY COMPANY
JURISDICTION:	DELAWARE
STATUS:	ACTIVE (GOOD STANDING)

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

The records of this office indicate the entity is qualified to transact intrastate business in the State of California.

No information is available from this office regarding the financial condition, business activities or practices of the entity.


THE GREAT SEAL OF THE STATE OF
EUREKA
CALIFORNIA

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of July 31, 2013.

DEBRA BOWEN
Secretary of State

NSS

NP-25 (REV 1/2007)

State of New York
Department of State } ss:

I hereby certify, that UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC a DELAWARE Limited Liability Company filed an Application for Authority pursuant to the Limited Liability Company Law on 04/06/2006. I further certify that so far as shown by the records of this Department, such Limited Liability Company is still authorized to do business in the State of New York.

***

WITNESS my hand and the official seal of the Department of State at the City of Albany, this 18th day of July two thousand and thirteen.

Anthony Giardina

Executive Deputy Secretary of State

201307190452 37

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FIFTH DAY OF MARCH, A.D. 2013.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE BEEN PAID TO DATE.

4136477 8300

130351999

You may verify this certificate online at corp.delaware.gov/authver.shtml

SECRETARY OF STATE — DELAWARE

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0310476

DATE: 03-25-13

Commonwealth of Virginia

State Corporation Commission

CERTIFICATE OF FACT

I Certify the Following from the Records of the Commission:

That Unique Logistics International (NYC), LLC, a limited liability company organized under the law of Delaware, obtained a certificate of registration to transact business in Virginia from the Commission on April 22, 2013; and

That it is registered to transact business in the Commonwealth of Virginia as of the date set forth below.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
July 18, 2013

Joel H. Peck

Joel H. Peck, Clerk of the Commission

STATE CORPORATION COMMISSION VIRGINIA SIC SEMPER TYRANNIS 1903

CISECOM
Document Control Number: 1307185883

File Number 0362472-2

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that

UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC, A DELAWARE LIMITED LIABILITY COMPANY HAVING OBTAINED ADMISSION TO TRANSACT BUSINESS IN ILLINOIS ON JULY 13, 2011, APPEARS TO HAVE COMPLIED WITH ALL PROVISIONS OF THE LIMITED LIABILITY COMPANY ACT OF THIS STATE, AND AS OF THIS DATE IS IN GOOD STANDING AS A FOREIGN LIMITED LIABILITY COMPANY ADMITTED TO TRANSACT BUSINESS IN THE STATE OF ILLINOIS.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 18TH *day of* JULY *A.D.* 2013 .

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

Authentication #: 1319902714

Authenticate at: http://www.cyberdriveillinois.com

Jesse White

SECRETARY OF STATE

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRD DAY OF APRIL, A.D. 2006, AT 4:48 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, "UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC".

4136477 8100H

130351999

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0310475

DATE: 03-25-13

2812209

ARTICLES OF INCORPORATION OF

ENDORSED - FILED
In the office of the Secretary of State
of the State of California

NOV 14 2005

I

The corporate name is Unique Logistics International (LAX) Inc.

II

The general purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by California Corporations Code.

III

The name and California address of the corporation's initial agent for services of process is as follows:

John L. Sun
Attorney at Law
3550 WILSHIRE BLVD STE 1250
LOS ANGELES CA 90010-2413

IV

The corporation is authorized to issue one class of shares of stock; and the total number of shares which the corporation is authorized to issue is one million (1,000,000).

Dated: 11/08/2005

OFFICE OF THE SECRETARY OF STATE

Richard Chi Tak Lee

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Richard Chi Tak Lee

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:48 PM 04/03/2006
FILED 04:48 PM 04/03/2006
SRV 060313078 - 4136477 FILE

CERTIFICATE OF FORMATION

OF

UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC

This Certificate of Formation is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the "Act"). It is hereby certified as follows:

FIRST: The name of the limited liability company (hereinafter called the "Company") is "Unique Logistics International (NYC), LLC".

SECOND: The address of the registered office of the Company in the State of Delaware is: c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of the registered agent of the Company at such address is: Corporation Service Company.

THIRD: In furtherance of and not in limitation of the powers conferred by the Act, the Company shall be governed by a limited liability company agreement.

FOURTH: The term of the Company shall be perpetual unless otherwise terminated in accordance with the provisions of the Company's limited liability company agreement.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation as of April 3, 2006.

Name: Frank B. Reilly, Jr., Esq.
Title: Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FIFTH DAY OF MARCH, A.D. 2013.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE BEEN PAID TO DATE.

Jeffrey W. Bullock, Secretary of State

4136477 8300

130351999

AUTHENTICATION: 0310476

DATE: 03-25-13